Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-95910, Form S-3 No. 33-64968, and Form S-3 No. 333-15241) of
OXiGENE, Inc. and the related Prospectuses of OXiGENE, Inc. and Registration Statements (Form S-8 No. 333-05787, Form S-8 No. 333-92747 and Form S-8 No. 333-32958) pertaining to the 1996 Stock Incentive Plan of OXiGENE, Inc., of our report dated January 30, 2001, with respect to the consolidated financial statements of OXiGENE, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                        ERNST & YOUNG, LLP

New York, New York
March 30, 2001